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                                                                    EXHIBIT 10.4

                 NON-DISCLOSURE, NON-COMPETITION AND PROPRIETARY
                              INFORMATION AGREEMENT

     In partial consideration and as a condition of my [employment] by WUXI SUNTECH POWER CO., LTD. (the "Company"), and effective as of the date that my employment by Company first commenced, I hereby agree as follows:

1. NON-DISCLOSURE

     A. I will hold all Company Confidential Information in confidence and will not disclose, use, copy, publish, summarize, or remove from the premises of Company any Confidential Information, except(a)as a necessary to carry out my assigned responsibilities as a Company employee, and (b) after termination of my employment, only as specifically authorized in writing by an officer of Company. However, I shall not be obligated under this paragraph with respect to information I can document is or becomes readily publicly available without restriction through no fault of mine. "CONFIDENTIAL INFORMATION" shall mean all information related to any aspect of the business of Company which is either information not known by actual or potential competitors of Company or is proprietary information of Company, whether of a technical nature or otherwise. Confidential Information includes inventions, disclosures, processes, systems, methods, formulae, devices, patents, patent applications, trademarks, intellectual properties, instruments, materials, products, patterns, compilations, programs, techniques, sequences, designs, research or development activities and plans, specifications, computer programs, source codes, costs of production, prices or other financial data, volume of sales, promotional methods, marketing plans, lists of names or classes of customers or personnel, lists of suppliers, business plans, business opportunities or financial statements.

     B. I will safeguard and keep confidential the proprietary information of customers, vendors, consultants and other parties with which Company does business to the same extent as if it were Company Confidential Information. I will not, during my employment with Company or otherwise, use or disclose to Company any confidential, trade secret or other proprietary information or material of any previous employer or other person, and I will not bring onto Company's premises any unpublished document or any other properly belonging to any former employer without the written consent of that former employer.

2. NON-COMPETITION

     A. During my employment with Company, I will perform for Company such duties as it may designate from time to time and will devote my full time and best efforts to the business of Company and will not, without the prior written approval (i) an officer for Company if I am not an executive officer of Company or (ii) the board of Managers of Company if I am an executive officer for Company, (a) engage in any other professional employment or consulting, or (b) directly or indirectly participate in or assist any business which is a current or potential supplier,


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                                                                    EXHIBIT 10.4

          customer, or competitor of Company.

     B. I agree that during the term of my employment with Company ( whether or not during business hours), I will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

     C. During the terms of my employment by Company and for one year thereafter, I shall not directly or indirectly, without the prior written consent of Company, solicit, recruit, encourage or induce any employees, officers, consultants, contractors or subcontractors of Company to leave the employ of Company, either on my own behalf or on behalf of any other person or entity.

3. PROPRIETARY INFORMATION

     A. Upon termination of my employment, I will promptly return to Company all items containing or embodying Confidential Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii)materials distributed to shareholders generally and (iii) this Agreement. All papers, records, data, notes, drawings, files, documents, samples, devices, products, equipment and other materials, including copies and in whatever form relating to the business of Company that I possess or create as a result of my Company employment, whether or not confidential, are the sole and exclusive property of Company. In the event of the termination or expiration of my employment, I will promptly deliver all such materials to Company.

     B. All inventions, ideas, designs, circuits, schematics, formulas, algorithms, trade secrets, works of authorship, developments, processes, techniques, improvements, and related know-how which result from work performed by me , alone or with others, on behalf of Company or through access to Company confidential Information or property, whether or not patentable or copyrightable (collectively "INVENTIONS") shall be the property of Company, and to the extent permitted by law, shall be "works made for hire". I hereby assign and agree to assign to Company or its designee, without further consideration, my entire right, title and interest in and to all Inventions, including all rights to obtain, register, perfect and enforce patents, copyrights and other intellectual property protection for inventions. I will disclose promptly and in writing to the individual designated by Company or to my immediate supervisor all Inventions which I have made or reduced to practice. During my employment and for four years after, I will assist Company (at its expense) to obtain and enforce patents, copyrights and other forms of intellectual property protection on Inventions. If I use or disclose my own confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company, Company will have and I hereby grant Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to exploit and exercise all such confidential information and intellectual property rights.

     C. I have no entered into, and I agree I will not enter into, any agreement either


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                                                                    EXHIBIT 10.4

          written or oral in conflict with this Agreement or my employment with Company. I will not violate any agreement with or rights of any third party or, except as expressly authorized by Company in writing hereafter, use or disclose my own or any third party's confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

4. MISCELLANEOUS

     A. I agree that this Agreement is not an employment contract and does not purport to set forth all of the terms and conditions of my employment. However, the terms of this Agreement shall supercede any inconsistent terms and can only be changed by a subsequent written agreement signed by Company's Chairman of the Board and myself.

     B. I agree that my obligation under paragraphs 1, 2 and 3 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary of involuntary on my part., and that Company is entitled to communicate my obligations under this Agreement to any further employer or potential employer of mine. My obligations under paragraphs 1,2 and 3 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of Company, its subsidiaries, successors and assigns.

     C. I agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable laws of the People's Republic of China, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to be minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to Company for which damages would not be an adequate remedy, and, therefore, Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

     D. I agree that this Agreement shall be executed in both English and Chinese and both language versions are equally effective.

     E. I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION, NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT, I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.


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                                                                    EXHIBIT 10.4

Signature

Name of Employee:
                  -------------------
ID Card No.:
             ------------------------
Home Address:
              -----------------------

Accepted and Agreed by:

WUXI SUNTECH POWER CO., LTD.


By:
    ---------------------------------


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